UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): April 28, 2015

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K contains forward-looking statements of Alliqua BioMedical, Inc. (the “Company” or “we”) that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Form 8-K are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: the Company’s estimate regarding its revenues, cash and cash equivalents as of March 31, 2015; statements relating to the proposed public offering of the Company’s common stock; and the Company’s product candidates, proposed merger with Celleration, development efforts, technology, intellectual property, financial condition and plans and development programs. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes due to a number of important factors, including those risk factors attached as Exhibit 99.3 to this Form 8-K and its other filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On April 28, 2015, the Company filed with the SEC a preliminary prospectus supplement to its effective shelf registration statement on Form S-3 (File No. 333-197844) (the “Preliminary Prospectus Supplement”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, relating to a proposed public offering of shares of the Company’s common stock (the “Public Offering”). The Company included the following disclosure in the Preliminary Prospectus Supplement:

“We are currently finalizing our financial results for the three months ended March 31, 2015. While complete financial information and operating data as of and for such period are not yet available, based on the information and data currently available, our management preliminarily estimates that for the three months ended March 31, 2015, our total revenue was approximately $2,100,000, compared to total revenue of $590,575 for the three months ended March 31, 2014. Additionally, our management estimates that revenue attributable to proprietary product sales for the three months ended March 31, 2015 was approximately $1,500,000, as compared to $112,305 for the three months ended March 31, 2014. As of March 31, 2015, we estimate that we had cash and cash equivalents of approximately $10.9 million, as compared to $16.8 million at December 31, 2014.”

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K with respect to the Company’s revenues, cash and cash equivalents for the fiscal quarter ended March 31, 2015 that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On April 28, 2015, the Company issued a press release announcing the Public Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, the Preliminary Prospectus Supplement for the Public Offering contains an updated summary description of the Company’s business in the section entitled “Prospectus Supplement Summary,” which is attached hereto as Exhibit 99.2 and incorporated herein by reference, and updated risk factors in the section entitled “Risk Factors,” which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

The information contained in Exhibits 99.2 and 99.3 updates and supersedes the information provided in the Company’s previous periodic filings with the SEC in order to reflect recent business developments. This Current Report on Form 8-K, including the exhibits hereto, should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s Current Reports on Form 8-K since January 1, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP (Celleration, Inc.)
99.1	Press release dated April 28, 2015
99.2	Updated Business Summary
99.3	Updated Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: April 28, 2015	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer